Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Viomi Technology Co., Ltd. of our report dated June 26, 2018, except for the effects of the share split discussed in Note 18 to the consolidated financial statements, as to which the date is August 28, 2018 relating to the financial statements, which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts”  in such Registration Statement.

/s/PricewaterhouseCoopers Zhong Tian LLP
Guangzhou, the People’s Republic of China
August 28, 2018